                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made and entered into as of January 1, 1995, between TELCOM GROUP USA, INC., a Delaware corporation (the "Corporation"), and Ronald G. Nathan (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to employ the Executive, and the Executive desires to be employed by the Corporation, upon the terms and conditions hereinafter provided.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         ARTICLE I: Employment. A. The Corporation hereby employs the Executive as an executive of the Corporation (as his duties are more particularly described in Paragraph B of this Article I) for the period commencing on January 1, 1995 and terminating on December 31, 1997, unless Executive's employment is terminated earlier pursuant to Article THIRD of this Agreement (the "Employment Period").

         B. The Executive shall serve as the Chief Executive Officer of the Corporation and any such other position or positions within the Corporation as the Corporation and Executive shall mutually agree upon.

         C. The Executive accepts such employment, and agrees to perform such services as may from time to time be assigned to him by, or pursuant to the authorization of, the Board of Directors of the Corporation (the "Board") or by the Chairman of the Board of the Corporation consistent with his position as Chief

Executive Officer, provided, however, that Executive shall not be required to render full time services in the performance of his duties hereunder. The Executive agrees that during the Employment Period he will not, directly or indirectly, engage or participate in, or become employed by, or render advisory or other services to, any business entity which competes directly with the Company's current business (namely the provision of competitive access services and the resale of long distance services), except in the performance of his duties for the Corporation.

         ARTICLE II: Compensation: A. The corporation shall pay to the Executive, and the Executive shall accept from the Corporation, for the Executive's services during the Employment Period, a salary at the rate of One Hundred Thousand Dollars ($100,000) per annum. The compensation to be paid to the Executive as provided for in this Section A shall be payable in accordance with the Corporation's customary employee payroll policy as in effect from time to time.

         B. The Executive shall also be entitled to such bonuses as the Board of Directors of the Corporation shall formulate.

         C. The Executive shall be entitled to participate, on the same basis, subject to the same qualifications, as other executive employees of the Corporation, in any life insurance, health insurance, hospitalization, disability, stock option and other fringe benefit plans and policies in effect from time to time with respect to executives of the Corporation, as well as any commission or bonus plan for the solicitation of business for the Company.

         D. The Corporation shall reimburse the Executive for membership fees in professional associations not to exceed $3,000 annually and all reasonable out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder after the Corporation's receipt of (i) an itemized written account within thirty (30) days after such expenses have been incurred, and (ii) other appropriate documentation thereof.

         ARTICLE III: Termination: A. Notwithstanding any other provision hereof, the Corporation may terminate the Executive's employment under this Agreement at any time for cause. The termination shall be evidenced by written notice thereof to the Executive, specifying the cause for termination. For purposes hereof, the term "cause" shall mean the inability of the Executive, through medical disability including mental or physical illness, to perform his duties under this Agreement for a period in excess of one hundred eighty (180) consecutive days during any period of twelve (12) consecutive months; death of the Executive; material dishonesty relating to the business; and conviction of a felony related to the business.

         B. The medical disability referred to in Section A of this ARTICLE III shall be confirmed and/or rejected by an independent medical examination performed by a licensed medical doctor of the Corporation's choice located in New York, New York. The Executive agrees to provide the Corporation, upon request, with all medical reports with regard to medical disability obtained by the Executive from the Executive's physicians. In the event the Executive disagrees with the determination of such doctor, then the issue of disability shall be determined by arbitration in the City of New York by the American Arbitration Association by a panel of three physicians.

         C. The Corporation agrees that in the event that the Executive should be disabled as provided above, he shall be entitled to receive one hundred percent (100%) of his salary during the first ninety days of his disability and eighty percent (80%) of said salary during the next ninety days of his disability, after which 180 day period the Executives' compensation under this Agreement shall thereupon cease during said disability, and the Corporation may elect to terminate the Executive's employment pursuant to Paragraph A of this
Article III.

         D. In the event the Executive is terminated by the Corporation in accordance with this ARTICLE III, the obligations of the Corporation under this Agreement shall cease, except for any sums owed to the Executive accruing for services rendered, or commissions earned, prior to the date of termination and except as provided in Paragraph E of this Article III below.

         E. Notwithstanding the other paragraphs of this Article III, in the event that there shall occur any Change of Control of the Corporation (as defined below) and (b) at any time subsequent to the date of any such Change of Control of the Corporation, the Company shall terminate the employment of Executive for any reason other than for "cause" pursuant to the other provisions of this Article III, then, in any such event, (i) immediately upon such termination, the Corporation shall pay to Executive an amount in cash equal to Executive's annual salary, determined as of the date of such termination, multiplied by three (subject to applicable payroll and/or other taxes required by law to be withheld) and (ii) any and all stock options granted to Executive under any stock option plan of the Corporation as may from time to time be in effect, which shall not by their terms have vested on or before the date of such termination, shall vest on such date.

         Notwithstanding anything to the contrary set forth in this Paragraph E of Article III, the amount paid by the Corporation to Executive shall be limited to the maximum amount which will not constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended. This limitation shall first be applied to amounts provided pursuant to clause (ii) of the first paragraph of this Paragraph E above (otherwise included in the calculation of a parachute payment) to the extent thereof and then to amounts provided pursuant to clause (i) of the first paragraph of this Paragraph E above.

         For purposes of this Paragraph E of Article III, "Change of Control" shall mean any change in control of the Corporation of a nature which would be required to be reported (a) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) in response to Item 1 of the Current Report on the Form 8-R, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (c) in any filing by the Company with the United States Securities and Exchange Commission; provided, however, that, without limitation, a Change in Control of the Corporation shall be deemed to have occurred if:

                  (i) subsequent to the date of this Agreement, any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Corporation, any subsidiary of the Corporation or any compensation, retirement, pension or other employee benefit plan or trust of the Corporation or any subsidiary of the Corporation, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation or any successor to the Corporation (whether by merger, consolidation or otherwise) representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities;

                  (ii) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by the directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period;

                  (iii) the Corporation shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than eighty percent (80%) of the combined voting power of the voting securities of the Corporation or such surviving corporation or entity outstanding immediately after such merger or consolidation;

                  (iv) the Corporation shall sell, lease, exchange or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions; or

                  (v) the Corporation shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of the Corporation.

         ARTICLE IV: Confidentiality: A. The Executive agrees, during the term of this Agreement and at all times after the termination of this Agreement, to keep secret and confidential all confidential information heretofore or hereafter acquired or possessed by him or accessible to him concerning the Corporation's business and affairs and/or the business and affairs of any of its affiliates, as may be established from time to time, and further agrees that he will at no time during the Employment Period or thereafter use any such information or disclose any such information to any person, firm or corporation, other than to the Corporation, its Board, officers, employees, auditors and legal advisors, other than in connection with the regular course of business of the Corporation or any of its affiliates.

                  As used hereinabove, "confidential information . . . concerning the Corporation's business and affairs" shall be deemed to include, without limitation, all client and customer lists, pricing policies, operational methods, technology, computer software programs, other programs, systems applications, designs, customer (and potential customer) information and requirements, applications, trade secrets, "know-how" and other proprietary information, and all other confidential business information of every kind and description. The foregoing requirements shall not apply to information (a) that is or becomes available to the public through no action of the Executive, or (b) that is disclosed with the approval of the Corporation, or (c) that is required by law to be disclosed.

         B. The Executive also agrees to return to the Corporation, upon termination of the Employment Period, all materials coming into the Executive's or any of his agents' possession relating to the Corporation, its business, any of its affiliates or any of its affiliates' businesses. No termination or cancellation of this Agreement shall relieve the Executive of any of the obligations under this Article IV. As used in this Agreement, "affiliate" shall mean any corporation, partnership or other business entity controlled by or under common control with the Corporation.

         ARTICLE V.: Non-compete: A. The Executive agrees that he shall not, during the Employment Period and for six (6) months thereafter, (i) solicit for himself, or any other person or entity, any customer or potential customer who did business with the Corporation or its affiliates within one year prior to the termination of this Agreement, or cause any such customer to cease contracting with the Corporation; (ii) hire, or otherwise seek to engage the services of, or cause the cessation of employment or engagement by the Corporation of, any employee, agent, consultant, "wholesaler", independent contractor, sales or other representative, or any other party who has performed services for the Corporation or any of its affiliates within one year prior to the termination of this Agreement.

B. The obligations in this Article V shall survive the termination of this Agreement for six months. The necessity of protection of the Corporation against the competition of the Executive, and the nature and scope of such protection, has been carefully considered by the parties hereto. The parties agree and acknowledge that the duration, scope and restrictions applicable to the covenant not to compete described in this Article V are fair, reasonable and necessary, that adequate compensation has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood.

C. The Executive agrees that if he shall violate any of the provisions of this
Article V, the Corporation shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that the Executive, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which the Corporation may be entitled.

D. The Executive acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Article IV and this Article V hereof will cause irreparable injury and incalculable harm to the Corporation and that it shall, accordingly, be entitled to injunctive or other equitable relief. The foregoing, however, shall not be deemed to waive or to limit in any respect any other right or remedy which the Corporation may have with respect to such breach. The prevailing party shall be paid or reimbursed by the losing party for all costs and expenses (including, without limitation, legal fees and Court costs) incurred or paid by the prevailing party in protecting its rights and remedies hereunder.

         E. Executive represents to the Corporation that he is not subject to any agreement or restriction of any kind which would prevent his entering into this Agreement.

         ARTICLE VI: Notices: All notices hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested. If intended for the Corporation, such notice shall be addressed to it, attention of the Chairman, 575 Lexington Avenue, Suite 410, New York, New York 10022, or at such other address of which the Corporation shall have given notice to the Executive in the manner herein provided; and if intended for the Executive shall be addressed to the Executive at 22 East 36th Street, New York, New York 10016 or at such other address of which the Executive shall have given notice to the Corporation in the manner herein provided.

                  ARTICLE VII: Entire Agreement: This Agreement constitutes the entire and exclusive understanding between the parties with respect to the matters referred to herein, and no waiver of or modification to the terms hereof shall be valid unless in writing signed by the party to be charged and only in that specific instance and to the extent therein set forth. All prior and contemporaneous agreements, understandings, and representations with respect to the subject matter of this Agreement are hereby terminated and superseded by this Agreement.

         ARTICLE VIII: Severability: If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         ARTICLE IX: Non-Assignability: This Agreement is for personal services and may not be assigned by the Executive in any manner, by operation of law or otherwise, without the written consent of the Corporation. This Agreement shall be binding on all successors and assigns of the Corporation.

         ARTICLE X: Governing Law: This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed solely within said state.

         ARTICLE XI: Article Headings: The Article headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                      TELCOM GROUP USA, INC.


                                      By: ________________________


                                          ________________________
                                          Ronald G. Nathan